Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)
31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)
Paula Oswald
U.S. Bank National Association
633 W. 5TH Street, 24th Floor
Los Angeles, CA 90071
(213) 615-6043
(Name, address and telephone number of agent for service)
Rambus Inc.
(Exact name of obligor as specified in its charter)

Delaware	94-3112828
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4440 El Camino Real, Los Altos, CA	94022
(Address of Principal Executive Offices)	(Zip Code)
Convertible Notes due 2014
(Title of the Indenture Securities)

FORM T-1
Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.
a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency
Washington, D.C.
b)	Whether it is authorized to exercise corporate trust powers.
Trustee is authorized to exercise corporate trust powers.
Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
None
In answering this item, the trustee has relied, in part, upon information furnished by the obligor and the underwriters, and has also examined its own books and records for the purpose of answering this item.

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.
1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached hereto as Exhibit 6.

7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority is annexed hereto as Exhibit 7 and made a part hereof.

*	Incorporated by reference to Registration Number 333-128217.
Copies of the Articles of Association of the trustee, as now in effect, a certificate of authority to commence business and a certificate of authority to exercise corporate trust powers are on file with the Securities and Exchange Commission as Exhibits with corresponding exhibit numbers to the Form T-1 of Revlon Consumer Products Corporation, filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, on November 15, 2005 (Registration No. 333-128217), and are incorporated herein by reference.

**	Incorporated by reference to Registration Number 333-1145601.
Copies of the existing bylaws of the Trustee, amended June 6, 2007, are on file with the Securities and Exchange Commission as Exhibits with corresponding exhibit numbers to the Form T-1 of iPCS, INC. filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, on August 21, 2007, and are incorporated herein by reference.

NOTE
     The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors.
SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, State of California on the 11th of June, 2009.

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Paula Oswald
Paula Oswald
Vice President

Exhibit 6
CONSENT
     In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.
Dated: June 11, 2009

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Paula Oswald
Paula Oswald
Vice President

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
As of 03/31/2009
($000’s)

03/31/2009
Assets
Cash and Due From Depository Institutions	$6,290,222
Federal Reserve Stock	0
Securities	37,422,789
Federal Funds	3,418,378
Loans & Lease Financing Receivables	180,410,691
Fixed Assets	2,787,768
Intangible Assets	12,182,455
Other Assets	16,014,444

Total Assets	$258,526,747

Liabilities
Deposits	$175,049,211
Fed Funds	2,077,391
Treasury Demand Notes	8,203,758
Trading Liabilities	745,122
Other Borrowed Money	34,732,595
Acceptances	0
Subordinated Notes and Debentures	7,779,967
Other Liabilities	6,523,925

Total Liabilities	$235,111,969

Equity
Minority Interest in Subsidiaries	$0
Common and Preferred Stock	18,200
Surplus	12,642,020
Undivided Profits	9,103,571
Noncontrolling (minority) interests in consolidated subsidiaries	1,650,987

Total Equity Capital	$23,414,778

Total Liabilities and Equity Capital	$258,526,747

4